UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2016

MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

404I-T Hadley Road
S. Plainfield, New Jersey 07080
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Item 8.01	Regulation FD Disclosure Other Events

On January 4, 2016, Majesco Entertainment Company (the “Company”) declared a special cash dividend of an aggregate of Ten Million Dollars ($10,000,000) (the “Dividend”), to be paid to all holders of record on January 14, 2016 of its outstanding shares of: (i) common stock (ii) Series A Convertible Preferred Stock; (iii) Series B Convertible Preferred Stock; (iv) Series C Convertible Preferred Stock and (v) Series D Convertible Preferred Stock.  The holders of record of the Company’s outstanding preferred stock will participate in receiving their pro rata portion of the Dividend on an “as converted” basis. The Dividend is payable on January 15, 2016.  As of January 4, 2015, the Company had outstanding: 11,259,293 shares of common stock; 8,626,968 shares of Series A Convertible Preferred Stock convertible into an aggregate of 8,626,968 shares of common stock; 54,202 shares of Series B Convertible Preferred Stock convertible into an aggregate of 5,420,200 shares of common stock; 25,764 shares of Series C Convertible Preferred Stock convertible into an aggregate of 2,576,400 shares of common stock; and 168,333 shares of Series D Convertible Preferred Stock convertible into an aggregate of 1,683,330 shares of common stock.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

A copy of the press release announcing the Dividend is included as Exhibit 99.1 to this Form 8-K

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated January 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY

Dated: January 5, 2016	/s/ John Stetson
John Stetson
Chief Financial Officer